                                                                   EXHIBIT 10.20

                                  MORTGAGE NOTE

$3,600,000                                                     November 17, 2003

         FOR VALUE RECEIVED, SIGMATRON INTERNATIONAL, INC., a Delaware corporation (hereinafter referred to as "Borrower"), promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association, at its office at 135 South LaSalle Street, Chicago, Illinois 60603 (hereinafter sometimes referred to as the "Lender"), or such other place as the holder hereof may designate in writing, in the manner provided hereinafter and in the Mortgage securing this Note, the original principal sum of Three Million Six Hundred Thousand and 00/100 Dollars ($3,600,000.00) on or before November 30, 2008, with interest from the date of first disbursement hereunder on the balance of principal remaining from time to time outstanding at the rate of 5.453 percent per annum (the "Interest Rate") which principal sum and interest shall be payable as follows:

         (1) interest shall be due on the first date of disbursement for the period of time commencing with said disbursement date through the end of the month in which the disbursement date shall have occurred;

         (2) monthly installments of interest payable on the outstanding principal balance at the Interest Rate on the first day of each and every month thereafter to and including November 1, 2008;

         (3) monthly installments of principal in the amount of $15,000 beginning December 1, 2003 and on the first day of each and every month thereafter to and including November 1, 2008;

         (4) a final payment of all outstanding principal, interest, and all other sums due and owing pursuant hereto and to the Mortgage and all other documents executed and delivered to secure the principal amount hereof, on November 30, 2008 ("Maturity Date").

         After the Maturity Date, whether by acceleration or otherwise, interest shall accrue on the balance of principal remaining from time to time outstanding at the rate per annum of three percent (3%) above the Interest Rate (the "Default Rate").

         In addition to the payment of default interest as provided above, in the event Borrower fails to make any payment due under this Note within 10 days after the due date therefor and such failure shall continue for three (3) days after written notice thereof to Borrower, Lender, at its sole election and in its sole discretion, may collect from the Borrower a "Late Charge" of five cents ($0.05) for each one dollar ($1.00) of such delinquent payment to reimburse Lender for the extra administrative cost and expense involved in handling the late payment. Lender's acceptance of any Late Charge payment shall not constitute a waiver of any of its rights or remedies or of any default which may then or thereafter occur or exist hereunder.

         All payments on account of the indebtedness evidenced by this Note shall be first applied to interest on the unpaid balance, then to principal, then to escrow deficiencies, if any, and the remainder to late charges and costs advanced by Lender. Interest shall be payable on the basis of

                                                                   EXHIBIT 10.20

a year consisting of 360 days and charged for the number of days actually elapsed. The date of the first disbursement hereunder shall be the date upon which the first proceeds evidenced by this Note are disbursed pursuant to the direction of the Borrower hereof.

         The payment of this Note is secured by (i) a Mortgage and Security Agreement (the "Mortgage") on commercial property located in Cook County, Illinois commonly known as 2201 Landmeier Road, Elk Grove Village, Illinois (the "Premises"), (ii) an Assignment of Leases and Rents, and (iii) an Environmental Indemnity Agreement, each of even date herewith from the Borrower, to the Lender (which documents, together with the Mortgage and all other documents relating to this loan executed by Borrower, together with all amendments, modifications and restatements of any of the foregoing, are collectively referred to as the "Loan Documents"). All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents, which are to be kept and performed by Borrower thereunder are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Borrower covenants and agrees to keep and perform them or cause them to be kept and performed, strictly in accordance with their terms.

         As a condition of the distribution of the proceeds of this Note from Lender to Borrower, Borrower covenants and agrees to remit $100,000 (the "Escrowed Funds") to Lender on or before the date hereof to be held in escrow in the name of Borrower with Lender pursuant to the terms of an Escrow Agreement in form and substance reasonably acceptable to Lender. The Escrowed Funds shall be held by Lender until such time as Borrower provides Lender with an executed "No Further Remediation Letter" from the Illinois Environmental Protection Agency as recommended by that certain Site Investigation/Remediation Objective Report prepared by Environ International Corporation dated September 2003 indicating that all remediation required to be completed on the Premises has been completed to the satisfaction of such agency without further action.

         Borrower may, from time to time, prepay the principal balance of this
Note in whole or in part, provided that Borrower gives Lender not less than thirty (30) days' prior written notice of its intention to do so, and on the further condition that at the time of such prepayment of principal Borrower shall pay in addition thereto, the "Make-Whole Amount", as hereinafter defined. For purposes hereof, the "Make-Whole Amount" shall be the amount calculated as follows: (i) there shall first be determined, as of the date fixed for prepayment (the "Prepayment Date"), the amount, if any, by which (A) the Interest Rate exceeds (B) the yield to maturity percentage for the United States Treasury Strip Note dated on or about November 17, 2008 (the "Treasury Note") as published in The Wall Street Journal on the fifth (5th) business day preceding the Prepayment Date plus One Hundred Seventy Five (175) basis points (the "Current Yield"). If (A) publication of The Wall Street Journal is discontinued, or (B) publication of the Treasury Note in The Wall Street Journal is discontinued, Lender, in its sole discretion, shall designate another daily financial or governmental publication of national circulation to be used to determine the Current Yield; (ii) the difference calculated pursuant to clause
(i) above shall be multiplied by the outstanding principal balance hereof as of the Prepayment Date; (iii) the product calculated pursuant to clause (ii) above shall be multiplied by the quotient, rounded to the nearest one-hundredth of one percent, obtained by dividing (A) the number of days from and including the Prepayment Date to and including the Maturity Date, by (B) 365; and (iv) the sum calculated pursuant to clause (iii) above shall be discounted at the annual rate of the Current

                                                                   EXHIBIT 10.20

Yield to the present value thereof as of the Prepayment Date, on the assumption that such sum would be received in equal monthly installments on each monthly anniversary of the Prepayment Date prior to the Maturity Date, with the final such installment to be deemed received on the Maturity Date; provided that Borrower shall not be entitled in any event to a credit against, or a reduction of, the principal amount due hereunder or any other amounts due hereunder being prepaid if the Current Value exceeds the Interest Rate or for any other reason. Notwithstanding the foregoing, the Make Whole Amount shall not exceed $2,000 at any time.

         Borrower acknowledges that the loan evidenced by this Note was made on the basis and assumption that Lender would receive the payments of principal and interest set forth herein for the full term. Therefore, whenever the maturity hereof has been accelerated by Lender by reason of the occurrence of an Event of Default under this Note or any of the Loan Documents, including an acceleration by reason of sale, conveyance, further encumbrance or other Event of Default (which acceleration shall be at Lender's sole option) there shall be due, in addition to the outstanding principal balance, accrued interest and other sums due hereunder, a premium equal to the Make-Whole Amount that would be payable if such principal balance had been voluntarily prepaid by Borrower hereunder.

         Borrower covenants and agrees with Lender as follows:

         (i) Reporting Requirements. To maintain a system of accounting in accordance with GAAP consistently applied with respect to all dealings or transactions in relation to its business and activities, and Borrower shall furnish to Lender:

                  (a)      as soon as available and in any event within thirty
                           (30) days after the end of each month, an internally prepared consolidated and consolidating balance sheet of Borrower as at the end of such month and the related consolidated and consolidating statements of net earnings and stockholders' equity and consolidated and consolidating statements of cash flows of Borrower for such month and for the portion of the fiscal year ended at the end of such month, setting forth in each case in comparative form the figures for the corresponding portion of the previous fiscal year, all in reasonable detail and certified (subject to normal year-end adjustments) as to fairness of presentation, in accordance with GAAP, by the Chief Financial Officer;

                  (b) as soon as available, copies of the periodic Form 10-Q quarterly report or comparable successor report filed by Borrower with the Securities and Exchange Commission or any successor agency;

                  (c) as soon as available, copies of the Form 10-K Annual Report or comparable successor report filed by Borrower with the Securities and Exchange Commission or any successor agency; provided, that if such report is not made available within ninety (90) days after the close of each fiscal year of Borrower, Borrower shall immediately deliver to Lender a balance sheet and the related consolidated and consolidating statements of operations and stockholders' equity and consolidated and consolidating statements of cash flows of Borrower and its Subsidiaries on a

                                                                   EXHIBIT 10.20

                           consolidated and consolidating basis as of the end of such fiscal year, fairly and accurately presenting the financial condition of Borrower and its Subsidiaries on a consolidated basis as at such date and the results of operations of Borrower and its Subsidiaries for such fiscal year and setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP consistently applied, and audited by Grant Thornton, LLP or the successor independent accounting firm responsible for auditing Borrower's financial statements as reasonably acceptable to Lender (the "Accountants"); and

                  (d) concurrently with the delivery of the reports and/or financial statements referred to in Sub-paragraphs
                           (a) and (c) above, a compliance certificate duly completed and executed by either the President or the Chief Financial Officer of Borrower (a) stating that Borrower has observed and performed all of its covenants and other agreements and satisfied every condition, contained in this Note and all other Loan Documents to which Borrower is a party to be observed, performed or satisfied by it and that such officer has no knowledge of any Event of Default except as specified in such certificate, (b) stating that, to the best of such officer's knowledge, all such financial statements are complete and correct in all respects and have been prepared in accordance with GAAP consistently applied throughout the periods reflected therein, subject to normal year-end adjustments, and (c) showing calculations of compliance with the financial covenants set forth below.

         (ii) Financial Covenants. To maintain the following financial covenants:

                  (a) Maintain an Interest Coverage Ratio, at all times, of at least 5.0:1.0;

                  (b) Maintain a Leverage Ratio, at all times, of not more than 1.50:1.0;

                  (c) Borrower will not permit the aggregate amount of Capital Expenditures to exceed $3,800,000 in any fiscal year (excluding any Capital Expenditures associated with Borrower's plant located in China); and

                  (d) Maintain EBITDA of not less than $6,000,000 measured quarterly on a rolling twelve month period.

         For purposes of the foregoing, the preceding terms shall be defined as follows:

                  "Capital Expenditures" means the cost of acquiring any fixed assets, or any improvements, replacements, substitutions, accessions or additions thereto or therefor, which have a useful life of more than one (1) year, including without limitation, the cost of direct or indirect acquisitions of such assets by way of purchase, capital lease or otherwise.

                                                                   EXHIBIT 10.20

                  "EBITDA" means, with respect to any fiscal period of Borrower, Borrower's (a) net income for such period, plus (b) the aggregate amounts deducted in determining such net income in respect of (i) Interest Expense, (ii) federal and state income taxes, (iii) depreciation, (iv) amortization and (v) extraordinary losses minus (c) extraordinary gains, each determined on a consolidated basis and in accordance with GAAP consistently applied.

                  "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

                  "GAAP Net Worth" means net worth determined in accordance with GAAP as set forth in the most recent financial statements of Borrower.

                  "General Intangibles" means all choses in action, causes of action and all other intangible property of Borrower of every kind and nature now owned or hereafter acquired by Borrower, including, without limitation, corporate and other business records, deposit accounts, inventions, designs, patents, patent and trademark registrations and applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, deferred tax benefits, tax refund claims, prepaid expenses, computer programs, covenants not to compete, customer lists and mailing lists, contract rights, indemnification rights, causes of action and any letters of credit, guarantee claims, security interests or other security held by or granted to Borrower.

                  "Interest Expense" means, for any period, the sum of all interest in respect of funded debt of Borrower accrued or capitalized during such period (whether or not actually paid during such period), determined in accordance with GAAP.

                  "Interest Coverage Ratio" means, for any period the ratio of
         (i) EBITDA to (ii) Interest Expense, as determined in accordance with GAAP.

                  "Leverage Ratio" means, as of any date, the ratio of (i) total liabilities to (ii) Tangible Net Worth, as determined in accordance with GAAP.

                  "Subordinated Debt" means, as of any date, the amount of Funded Debt which is subordinated in right of payment to the loan on terms satisfactory to Bank in each particular case.

                  "Tangible Net Worth" means, at any time, GAAP Net Worth plus Subordinated Debt after subtracting therefrom the amount of any General Intangibles, amounts due from affiliates and the amount of other assets classified as intangible by Bank in the exercise of its sole discretion.

         It shall be an event of default ("Event of Default") if any one or more of the following events, conditions or acts shall occur:

A. The Borrower defaults in the timely payment of any amount due hereunder; or

                                                                   EXHIBIT 10.20

B. The Borrower fails or neglects to comply with or to perform in accordance with any representation, warranty, covenant, condition or other provision contained hereunder (other than a payment default hereunder which is governed by paragraph A. above) and such default shall continue after 30 days' prior written notice to Borrower; or

C. The Borrower fails or neglects to comply with or to perform in accordance with any representation, warranty, covenant, condition or other provision contained herein or in any of the other Loan Documents and such default is not cured within any applicable cure or grace period if any; or

D. Any statement, application or agreement furnished at any time or from time to time to the Lender by the Borrower is false or incorrect in any material respect; or

E. Any acceleration of any other indebtedness due and owing to Lender, its affiliates or any syndicate of banks of which Lender is a party shall occur.

         At any time after an Event of Default, the entire unpaid principal balance of this Note, together with interest accrued thereon, shall, at the election of the Lender, without notice of such election and without demand or presentment, become immediately due and payable, anything contained herein or in the Loan Documents to the contrary notwithstanding, and the principal balance so accelerated and declared due as aforesaid shall thereafter bear interest at the Default Rate and in which event the Maturity Date shall be deemed to be the date of such acceleration.

         The remedies of the holder hereof as provided in this Note, the Mortgage or any of the other Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively, or together against Borrower, any property given as collateral for the indebtedness evidenced hereby, and/or any other security at the sole discretion of the holder hereof.

         Borrower and any endorsers, sureties or guarantors hereof, jointly and severally, waive presentment for payment, demand, notice of protest, and protest of this Note and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and they agree that the liability of each of them shall be joint and several and shall be unconditional without regard to the liability of any other party and shall not in any manner be affected by any indulgence, extension of time, renewals, waiver or modification granted or consented to by the holder hereof; and Borrower and all endorsers, sureties and guarantors hereof consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by the holder hereof with respect to the payment or other provisions of this Note, and to the release of the collateral, or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder. Borrower hereby authorizes the Lender or any subsequent holder of this Note, after any Event of Default hereunder or pursuant to the Mortgage or any of the other Loan Documents, to apply any money or other property which the Lender or the holder hereof may have or hold on deposit or otherwise for Borrower towards the payment of this Note, whether the same is due or not, and by execution hereof Borrower hereby specifically pledges and grants to the Lender a security interest in any money or other property which the Lender may have or hold on deposit for Borrower.

                                                                   EXHIBIT 10.20

         The Lender or any holder hereof shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. A waiver with respect to any one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

         Subject to the Mortgage, any sale, conveyance or transfer of any right, title or interest in the Premises or any portion thereof, without the prior written approval of the Lender or the holder of this Note, or any sale, transfer or assignment of all or any part of the beneficial interest in any trust holding title to the Premises without the prior written approval of the Lender or the holder of this Note, or any financing which results in a lien upon the Premises without the prior written approval of the Lender or the holder of this Note, or the execution and delivery of any contract or other agreement to do any of the aforesaid things, shall constitute an immediate default hereunder, and upon any such default, the Lender or the holder hereof may declare the entire indebtedness evidenced by this Note to be immediately due and payable and foreclose the Mortgage and/or exercise any other remedies available to it under the Mortgage or any of the other Loan Documents securing this Note immediately or at any time during the continuance of the default. The acceptance of any payment due hereunder after any such sale, transfer or assignment shall not be deemed as the consent of the Lender to any such sale, transfer or assignment.

         The principal amount of this Note and all of Borrower's liabilities, together with all accrued interest thereon and all costs and expenses, are sometimes hereinafter collectively called the "Obligations." All rights, powers and remedies of Lender expressed herein shall be in addition to, and not in limitation of, those provided by law relating to any of the Obligations or any security therefore including, without limitation, the Premises. In addition to all other rights possessed by it, Lender may, except as specifically set forth below, whether before or after an Event of Default, at its sole discretion, and without notice to the Borrower grant any releases, compromises or indulgences with respect to the Obligations, or any extension or renewal thereof, or any security therefore, or to any obligor hereunder or thereunder.

         In order to cause timely payment to be made to bank of all Borrower's Obligations as and when due, Borrower hereby authorizes and directs Lender, at Lender's option, to debit the amount of such Obligations to any ordinary deposit account of Borrower.

         The Borrower shall pay or reimburse Lender for all costs, fees, and expenses incurred by Lender, or for which Lender becomes obligated, in connection with the negotiation, preparation, and closing of this Note and the other Loan Documents, together with all reasonable attorneys' fees and expenses of Lender's counsel, search fees and taxes payable in connection with any of the foregoing. In addition, the Borrower shall pay the Lender a closing fee of $18,000 in consideration of the financial accommodations set forth herein, which shall be fully earned and non-refundable upon payment.

         If at any time or times hereafter the Lender or the holder of this Note employs counsel to intervene, file a petition, answer, motion or other pleading in any suit or proceeding relating to this Note, or to attempt to collect this Note from or to enforce this Note against the undersigned Borrower, then, in any such events, all reasonable attorneys' fees arising from such services, and

                                                                   EXHIBIT 10.20

any expenses, costs and charges relating thereto, shall be an additional liability owing hereunder by the Borrower to the Lender or the holder of this Note payable on demand.

         The proceeds of the loan evidenced by this Note will be used solely for the purposes specified in Section 205/4, Paragraph 1(c) of Chapter 815 of the Illinois Compiled Statutes, as amended, and the principal amount hereof is for a business loan which comes within the purview of such Section. Borrower agrees that the obligation evidenced by this Note is an exempted transaction under the Truth in Lending Act, 15 U.S.C., Section 1601, et seq.

         Whenever possible, each provision of this Note and each of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note, the Mortgage or any of the other Loan Documents shall be prohibited or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the provisions of this Note, the Mortgage or the other Loan Documents.

         This Note shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects, by the statutes, laws, and decisions of the State of Illinois. This Note is submitted to the Lender at Chicago, Illinois and shall be deemed to have been made thereat.

         All notices or other communications hereunder to either party shall be
(a) in writing and, if mailed, shall be deemed to be given on the third Business Day after the date when deposited in the United States Mail, by Registered or Certified Mail, postage prepaid, or if personally delivered, shall be deemed given upon delivery, addressed as provided hereinafter, or (b) sent by facsimile (effective upon confirmation of transmissions), and (c) addressed:

If to Borrower:                          Sigmatron International, Inc.
                                         2201 Landmeier Road
                                         Elk Grove Village, Illinois 60007
                                         Attn:  Gary R. Fairhead
                                         Fax No. 847/956-8709

with a copy to:                          Henry J. Underwood, Jr., Esq.
                                         Defrees & Fiske
                                         200 South Michigan Avenue, Suite 1100
                                         Chicago, Illinois  60604
                                         Telecopier No.:  (312) 939-5617
                                         Telephone No.:  (312) 372-4000

If to Lender:                            LaSalle Bank National Association
                                         135 South LaSalle Street
                                         Chicago, Illinois  60603
                                         Attn:  Sara Huizinga
                                         Fax No. 312/904-0701

                                                                   EXHIBIT 10.20

with a copy to:                          Matthew T. O'Connor, Esq.
                                         Vedder, Price, Kaufman & Kammholz, P.C.
                                         222 N. LaSalle Street, Suite 2600
                                         Chicago, Illinois  60601
                                         Fax No. 312/609-5005

or to either party at such other addresses as such party may designate in a written notice to the other party. "Business Day" shall mean any day, when Lender is open for business other than Saturday, Sunday or any other day on which national banks in Chicago, Illinois are not open for business.

         This Note may not be amended, modified or changed, except only by an instrument in writing, signed by the party against whom enforcement of any amendment, modification, change or discharge is sought.

         THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF BORROWER AND LENDER SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND DETERMINED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS, OR, AT THE SOLE OPTION OF LENDER IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS PARAGRAPH.

         TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND LENDER EACH HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF BORROWER AND LENDER WITH RESPECT TO THIS NOTE, OR THE TRANSACTION RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND LENDER EACH HEREBY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE A COPY OF THIS EXECUTED NOTE WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER AND LENDER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

                            [SIGNATURE PAGE FOLLOWS]

                                                                   EXHIBIT 10.20

                        (SIGNATURE PAGE TO MORTGAGE NOTE)

         IN WITNESS WHEREOF, the Borrower has executed this Mortgage Note as of the date and year first above stated.

                                             SIGMATRON INTERNATIONAL, INC.

                                             By: /s/ Linda K. Blake
                                                 ------------------------------
                                                  Its: Chief Financial Officer